UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 6, 2026

HECLA MINING COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-8491	77-0664171
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6500 North Mineral Drive, Suite 200

Coeur d’Alene, Idaho 83815-9408

(Address of principal executive offices) (Zip Code)

(208) 769-4100

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.25 per share	HL	New York Stock Exchange
Series B Cumulative Convertible Preferred Stock, par value $0.25 per share	HL-PB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 6, 2026, Stuart Absolom ceased serving as the Principal Accounting Officer of Hecla Mining Company (the “Company”), and his employment with Hecla Limited ended. Mr. Absolom’s departure was not the result of any disagreement with the Company on any matter relating to the Company’s accounting principles or practices, financial statement disclosures, or internal control over financial reporting.

Effective November 6, 2026, Russell D. Lawlar, the Company’s Senior Vice President and Chief Financial Officer, was appointed to serve as the Company’s Principal Accounting Officer. Mr. Lawlar will continue to serve as Senior Vice President and Chief Financial Officer. Mr. Lawlar previously served as the Company’s Principal Accounting Officer until May 2024. Mr. Lawlar will not receive additional compensation in connection with this appointment.

Mr. Lawlar, age 47, has served as the Company’s Senior Vice President and Chief Financial Officer since March 2021. He was Treasurer from February 2018 to March 2021.

There are no arrangements or understandings between Mr. Lawlar and any other person pursuant to which he was selected as Principal Accounting Officer, there are no family relationships between Mr. Lawlar and any director or executive officer of the Company, and there are no relationships between Mr. Lawlar and the Company that would require disclosure under Item 404(a) of Regulation S-K.

Item 8.01	Other Events

Equity Distribution Agreement

On November 10, 2026, the Company entered into an Equity Distribution Agreement (the “Agreement”) with the sales agents party thereto (collectively, the “Agents”). Pursuant to the terms of the Agreement, the Company may offer and sell up to 50 million shares of common stock, par value $0.25 per share (the “Shares”), from time to time through or to the Agents. Sales of the Shares, if any, will be made by means of ordinary brokers’ transactions or as otherwise agreed between the Company and the Agents as principals. Each Agent will receive from the Company a commission not to exceed 1.5% of the gross sales proceeds of the Shares sold by such Agent. The Company is not obligated to sell any Shares under the Agreement.

The offering of the Shares will be registered under the Securities Act of 1933, as amended, pursuant to the Company’s existing shelf registration statement on Form S-3 (File No. 333-284931), which was filed by the Company with the Securities and Exchange Commission (the “SEC”) on February 14, 2025, as supplemented by a prospectus supplement to be filed by the Company with the SEC on November 10, 2026.

The Agreement contains customary representations, warranties and agreements of the Company, and customary obligations of the parties and termination provisions. The Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K, and the foregoing description of the Agreement is qualified in its entirety by reference to such exhibit, which is incorporated herein by reference.

Series B Preferred Stock Redemption

On November 10, 2026, the Company announced that it has called for redemption all of the outstanding shares of its Series B Cumulative Convertible Preferred Stock, par value $0.25 per share (the “Series B Preferred Stock”). The redemption will occur on December 11, 2026 (the “Redemption Date”) under Section 5 of Annex II to the Company’s Amended and Restated Certificate of Incorporation, which sets out the terms of the Series B Preferred Stock.

The redemption price will be $50.00 per share, plus all accrued and unpaid dividends up to the Redemption Date, payable in cash. The Company estimates that accrued and unpaid dividends will be $0.6806 per share, for a total redemption consideration of $50.6806 per share. The Company does not expect to declare another regular quarterly dividend on the Series B Preferred Stock before the Redemption Date. Dividends on the Series B Preferred Stock will cease to accrue on the Redemption Date.

Holders may convert their shares of Series B Preferred Stock into shares of the Company’s common stock, par value $0.25 per share, at any time before the close of business on December 10, 2026, the day before the Redemption Date. Each share of Series B Preferred Stock is convertible into 3.2154 shares of common stock, based on a conversion price of $15.55 per share of Series B Preferred Stock, subject to adjustment under the terms of the Series B Preferred Stock. The Company will pay cash instead of any fractional share. Holders who convert will not receive any accrued and unpaid dividend with respect to converted shares. The Company expects to issue any common stock issuable in settlement of any conversions in reliance on Section 3(a)(9) of the Securities Act of 1933.

Based on 150,736 shares of Series B Preferred Stock currently outstanding, redeeming all currently outstanding shares would result in the payment of approximately $7.64 million in cash. If all holders of currently outstanding shares were to elect to convert all of their shares of Series B Preferred Stock, the Company would issue approximately 484,700 shares of common stock to settle the conversions. The Company intends to fund the aggregate redemption price with cash on hand. Equiniti Trust Company, LLC will act as redemption agent, paying agent and conversion agent. The Company is mailing a notice of redemption to holders of record on or about the date of this Current Report on Form 8-K.

This Current Report on Form 8-K is not a notice of redemption, and it does not constitute an offer to sell or a solicitation of an offer to buy any security. A copy of the Company’s news release announcing the redemption is filed as Exhibit 99.1 and incorporated by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

1.1	Equity Distribution Agreement, dated as of November 10, 2026, by and among Hecla Mining Company and the sales agents party thereto.*

5.1	Opinion of K&L Gates LLP *

23.1	Consent of K&L Gates LLP (contained in Exhibit 5.1) *

99.1	News Release, dated November 10, 2026 *

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HECLA MINING COMPANY

By:	/s/ David C. Sienko
David C. Sienko
Senior Vice President, General Counsel and Secretary

Dated: November 10, 2026